UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2013
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51405	71-6013989
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

8500 Freeport Parkway South, Suite 600	75063-2547
Irving, TX

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 5, 2012, the Board of Directors (“Board”) of the Federal Home Loan Bank of Dallas (“Bank”), acting upon a recommendation from its Compensation and Human Resources Committee (“Committee”), approved the Bank’s 2013 Long Term Incentive Plan (“2013 LTIP”), subject to the review of the Federal Housing Finance Agency (“FHFA”). On March 21, 2013, the FHFA informed the Bank that it did not object to the 2013 LTIP. The 2013 LTIP is retroactively effective as of January 1, 2013.
The 2013 LTIP provides cash-based award opportunities based on the achievement of performance goals for the period from January 1, 2013 through December 31, 2015 (the “2013-2015 Performance Period”) to employees of the Bank who have been designated by the Board to be participants in the plan. For the 2013 LTIP, the Board has designated as participants, among others, Terry Smith, Michael Sims, Nancy Parker, Paul Joiner and Tom Lewis, who are the Bank’s named executive officers identified in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission on March 25, 2013.
The performance goals under the 2013 LTIP were established by the Board and are based upon factors relating to the Bank’s retained earnings, market value of equity, internal controls, FHFA examination findings, and the overall performance of the Bank in achieving its annual short-term objectives under the Bank's Variable Pay Program ("VPP") during the 2013-2015 Performance Period. Each performance goal under the LTIP is assigned a specific percentage weight together with a “threshold,” “target” and “maximum” achievement level except for the goal that relates to the Bank's overall performance in achieving its annual short-term VPP objectives, which is computed as the average percentage achievement in the Bank's VPP during the 2013-2015 Performance Period. For each performance goal with a threshold, target and maximum achievement level, the percentage achievement can be 0 percent (if the threshold goal is not met), 60 percent (if results are equal to the threshold goal), 80 percent (if results are equal to the target goal) or 100 percent (if results are equal to or greater than the maximum goal). Achievement levels between threshold and target and between target and maximum will be interpolated in a consistent manner as determined by the Committee. The results for each performance goal are multiplied by the assigned percentage weight to determine their contribution to the overall 2013 LTIP goal achievement. Generally, awards will become vested under the 2013 LTIP if the performance goals have been satisfied and the participant is actively employed by the Bank on December 31, 2015. Awards under the 2013 LTIP are payable no later than March 15, 2016.
The aggregate maximum awards that can be earned by a participant in 2015 under the Bank’s short-term VPP and the 2013 LTIP will be 60 percent of base salary for the Bank’s President and Chief Executive Officer and 43.75 percent of base salary for the other named executive officers, with certain exceptions as described below. For purposes of the 2013 LTIP, the calculations are based upon the participants’ average base salaries during the 2013-2015 Performance Period and their maximum potential award percentages. The calculations for the 2015 VPP will be based upon the base salaries in effect as of January 1, 2015 and the participants' maximum potential award percentages. The results of the 2015 VPP goal achievement and the 2013 LTIP goal achievement will each be weighted 50 percent to determine the total incentive award payout for 2015 (to be paid in early 2016).
The 2013 LTIP provides for discretionary awards and other adjustments as well as additional incentive payments if certain thresholds are met, any or all of which could increase a participant’s total maximum incentive award payout (including both short- and long-term incentives) to an amount that is greater than the maximum potential awards described above. If the overall 2013 LTIP goal achievement is equal to or greater than 90 percent, each participant will be entitled to receive an additional incentive payment in an amount equal to 15 percent of his or her average base salary during the 2013-2015 Performance Period. If the overall 2013 LTIP goal achievement is equal to or greater than 80 percent but less than 90 percent, each participant will be entitled to receive an additional incentive payment in an amount equal to 10 percent of his or her average base salary during the 2013-2015 Performance Period. In addition, the Board has delegated to the President and Chief Executive Officer the authority to grant an additional discretionary award under the 2013 LTIP to a participant to address external market considerations. The aggregate pool of funds available for discretionary awards cannot exceed 10 percent of the total long-term incentive awards. Further, the final 2013 LTIP awards may be modified up or down at the Board’s discretion to account for performance that is not captured in the performance goals.
The amount of the award that is ultimately payable to a participant under the 2013 LTIP is based upon the level at which the performance goals have been achieved, plus or minus any discretionary awards or adjustments. In addition to the level at which the 2013 LTIP performance goals have been achieved, the Board will base its decision on the following qualifiers when deciding whether to approve payouts under the 2013 LTIP: (i) the consistent ability to pay quarterly dividends to members throughout the 2013-2015 Performance Period; (ii) the consistent ability to repurchase excess capital stock throughout the 2013-2015 Performance Period; and (iii) the maintenance of a triple-A credit rating from Moody’s Investors Service (“Moody’s”) and Standard & Poor’s (“S&P”).

As of March 31, 2013, Moody’s had assigned a deposit rating of Aaa to the Bank. At that same date, S&P had assigned a long-term counterparty credit rating of AA+ to the Bank. In the application of S&P’s Government Related Entities criteria, the Bank’s credit rating is constrained by the long-term credit rating of the U.S. government.
When assessing performance results and determining final 2013 LTIP awards, the Board may also consider those events that, in its opinion and discretion, are outside the significant influence of the participant or the Bank and are likely to have a significant unanticipated effect, whether positive or negative, on the Bank’s operating and/or financial results. Further, the Board may adjust the performance goals to ensure that the purpose of the 2013 LTIP is served.
If during the 2013-2015 Performance Period a participant’s employment with the Bank is terminated due to death, disability, retirement (provided certain conditions are met) or special circumstances as approved by the Board, then his or her 2013 LTIP award will, to the extent the performance goals for the 2013-2015 Performance Period are satisfied, be treated as earned and vested in a pro rata manner based upon the relative portion of the 2013-2015 Performance Period prior to that participant’s termination of employment. If a participant’s employment is terminated for any other reason during the 2013-2015 Performance Period, his or her unvested 2013 LTIP awards will be forfeited. If during the 2013-2015 Performance Period the Bank is involved in a significant transaction, such as a merger, consolidation, reorganization or sale of all or substantially all of its assets, or is liquidated or dissolved, then any unvested 2013 LTIP awards will be treated as earned and vested in a pro rata manner based upon the relative portion of the 2013-2015 Performance Period prior to such transaction or event.
The 2013 LTIP includes provisions that require forfeiture of awards in specified circumstances, including a determination by the FHFA that there is an unsafe or unsound practice or condition within a participant’s area(s) of responsibility and such unsafe or unsound practice or condition is not subsequently resolved in favor of the Bank, and also subjects awards to cancellation if they are determined to be based on fraud or material financial misstatements. Further, the Board will utilize its discretion to reduce the amount of the 2013 LTIP awards for one or more of the Bank’s named executive officers if during the 2013-2015 Performance Period it determines that: (i) operational errors or omissions result in material revisions to the Bank’s financial results, the information submitted to the FHFA, or the data used to determine incentive award amounts; (ii) the submission of information to the Securities and Exchange Commission, the Federal Home Loan Banks’ Office of Finance, and/or the FHFA has not been provided in a timely manner; or (iii) the Bank fails to make sufficient progress, as determined and communicated to the Bank by the FHFA, in the timely remediation of examination, monitoring, and other supervisory findings/matters requiring executive management’s attention.
The Board may amend or terminate the 2013 LTIP at any time in its sole discretion. Absent an amendment to the contrary, 2013 LTIP benefits that have vested prior to a termination of the 2013 LTIP will be paid at the times and in the manner provided for by the 2013 LTIP at the time of the termination.
The form of the 2013 Long Term Incentive Plan, including the Form of Award Agreement, is filed as Exhibit 10.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Form of 2013 Long Term Incentive Plan including the Form of Award Agreement, as approved by the Bank’s Board of Directors on December 5, 2012
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: April 2, 2013	By:	/s/ Tom Lewis
Tom Lewis
Senior Vice President and Chief Accounting Officer